Exhibit #32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

The undersigned officer of Camden National Corporation (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the period ended September 30, 2005 to which this certification is being furnished as an exhibit (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (a) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of this section, and (b) shall not be deemed to be incorporated by reference into any filing under the Securities Act of the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

/s/ Sean G. Daly                        November 4, 2005

Sean G. Daly                                       Date

Chief Financial Officer and Principal

Financial & Accounting Officer